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                                                                   EXHIBIT 10.19

                      [CONFIDENTIAL TREATMENT REQUESTED]

                   MASTER DEVELOPMENT AND LICENSE AGREEMENT

This MASTER DEVELOPMENT AND LICENSE AGREEMENT (the "AGREEMENT"), is made by and between Security Dynamics Technologies, Inc., a Delaware corporation having its principal place of business at 20 Crosby Drive, Bedford, Massachusetts 01730 ("SDTI"), and VeriSign, Inc., a Delaware corporation having its principal place of business at 1390 Shorebird Avenue, Mountain View, California 94043 ("VERISIGN"), and is effective as of September 30, 1997 (the "EFFECTIVE DATE").

                                   RECITALS

     WHEREAS, VeriSign has developed and owns certain computer software relating to digital certificate authentication and local registration authority; and

     WHEREAS, SDTI desires to engage VeriSign to customize such software to SDTI's specifications and to obtain from VeriSign a license to distribute the software in conjunction with other SDTI products, and VeriSign desires to accept such engagement and grant such licenses on the terms set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, promises and undertakings set forth herein, and for other good and valuable consideration, SDTI and VeriSign agree as follows:

1.   DEFINITIONS

     1.1 "ACCEPTANCE CRITERIA" means the criteria for the acceptance of the Developed Technology set forth in the Specifications.

     1.2 "DELIVERABLE" means any of the deliverable items set forth on the Statement of Work.

     1.3 "DEVELOPED TECHNOLOGY" means the work product, including the Technology and Documentation, to be developed by either party hereunder, as more fully set forth in the Specifications.

     1.4 "DEVELOPMENT EQUIPMENT" means the development hardware, software and other equipment and supplies provided to VeriSign by SDTI hereunder, if any, as more particularly described in Exhibit A attached hereto
                                                     ---------
           and incorporated herein by this reference.

     1.5 "DEVELOPMENT PERIOD" means the period commencing on the Effective Date and ending on the date of acceptance by SDTI of the last Deliverable under a Statement of Work.

     1.6 "DOCUMENTATION" means the documentation necessary to use and support the Developed Technology, together, in each case, with any modifications or enhancements thereto.

     1.7 "END-USER" The ultimate user of the Developed Technology who purchases or licenses the Product for use in the regular course of such customer's business and not for resale or further sublicensing by such customer.

     1.8 "ERROR CORRECTION" means a modification to VeriSign's Pre-Existing Technology, the Developed Technology or a Deliverable that establishes material conformity to the current Specifications and Documentation or eliminates the adverse effect of a Non-Conformance in the operation of the Developed Technology or Deliverable, including but not limited to bug fixes and work-arounds.

     1.9 "INTELLECTUAL PROPERTY RIGHTS" means all worldwide: (a) patents, patent applications and other patent rights; (b) rights associated with works of authorship, including copyrights, copyright

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           applications, copyright restrictions, Trademarks, registrations and applications for registration of Trademarks, mask work rights, mask work applications and mask work registrations; (c) rights relating to the protection of trade secrets and confidential information; (d) rights analogous to those set forth herein and any other proprietary rights relating to intangible property; and (e) divisions, continuations, renewals, reissues and extensions of the foregoing (as applicable) now existing or hereafter filed, issued, or acquired.

     1.10 "NON-CONFORMANCE" means a failure of the Developed Technology to conform materially to the Specifications or to materially perform correctly when measured against the Specifications.

     1.11 "OBJECT CODE FORM" means a form of software code resulting from the translation or processing of Source Code by a computer into machine language or intermediate code, which thus is in a form which would not be convenient for human understanding of the program logic, but which is appropriate for execution or interpretation by a computer.

     1.12 "PRE-EXISTING TECHNOLOGY" means Technology owned by either party prior to the Development Period, as identified in the applicable Statement of Work. Any and all Pre-Existing Technology may be incorporated into the Developed Technology will still be "Pre-Existing Technology."

     1.13 "PRODUCT" means any product developed, manufactured, marketed, sold or distributed by SDTI which consists of or incorporates any Developed Technology.

     1.14 "SOURCE CODE FORM" means a form in which a computer program's logic is easily deduced by a human being with skill in the art, such as a printed listing of the program or a form from which a printed listing can be generated.

     1.15 "SPECIFICATIONS" means the document or documents that characterize and define the logical, functional, performance and operational aspects of the Developed Technology, as initially set forth on Exhibit B attached hereto and incorporated herein by this reference.

     1.16 "STATEMENT OF WORK" or "SOW" means a written instrument that meets the following requirements:

           (a) Includes substantially the following statement: "This is a Statement of Work under the Master Development and License Agreement between SDTI Systems, Inc. and VeriSign, Inc., dated effective ____ , 1997;"

           (b) Is signed on behalf of both parties by their authorized representatives;

           (c)  Contains the following five mandatory items:

                    (i) Description and/or Specifications of the services to be performed and the Deliverables to be delivered to SDTI;
                    (ii) The name and address of a Project Manager for each of SDTI and VeriSign;
                    (iii) The amount, schedule, and method of payment to be made to VeriSign, including NRE fees, license fees, and royalties, if any;
                    (iv) The time schedule, framework or dates for performance and for delivery of the Deliverables (the "MILESTONES"); and
                    (v) Completion and Acceptance Criteria for the Deliverables; and

           (d)  When applicable, includes:

                    (i) Provisions for written and/or oral progress reports by VeriSign;

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                    (ii)   Detailed functional and technical specifications and
                           standards for all services and Deliverables, including quality standards, overall systems architecture, project plan, identified dependencies or contingencies and critical path issues;
                    (iii)  Documentation standards;
                    (iv) Lists of any special equipment, including Development Equipment, to be procured by VeriSign or provided by SDTI for use in performance of the work;
                    (v)    Identification of Pre-Existing Technology; and
                    (vi) Such other terms and conditions as may be mutually agreeable between the parties.

     1.17 "TECHNOLOGY" means technical information, knowledge, ideas, concepts, processes, procedures, designs, schematics, works of authorship, inventions and discoveries owned by or licensed to a party hereto and subject to intellectual property protection and any and all Intellectual Property Rights pertaining thereto.

     1.18 "THIRD PARTY TECHNOLOGY" means software or other Technology owned by a third party and used in connection with the Developed Technology as set forth in Exhibit D attached hereto and incorporated herein by this reference.

     1.19 "DERIVATIVE" means, as applicable: (a) any computer software (whether in source or object code form) port, work, product, service, improvement, modification, alteration, enhancement, new version, translation, adaptation, design, concept, materials and documentation, in any medium, format or form whatsoever, that is derived in any manner, directly or indirectly, from a pre-existing work or any part or aspect thereof or that utilizes or incorporates such a pre-existing work or any part or aspect thereof; (b) all "derivative works," as defined in the copyright law of the United States and (c) all materials and documentation related to each of the foregoing.

     1.20 "TRADEMARKS" means trademarks, service marks, trade names, trade dress and logos.

     1.21 "UPDATE" means a new revision of the Developed Technology that includes bug fixes, corrections and minor modifications.

     1.22 "ENHANCEMENT" means a new revision of the Developed Technology that includes enhancements and new functionalities.

2.  DEVELOPMENT WORK

     2.1 ISSUANCE OF STATEMENTS OF WORK. The initial Statement(s) of Work agreed to by both parties is attached to this Agreement. Additional Statements of Work, regardless of whether they relate to the same subject matter as the initial Statement of Work, shall become effective upon execution by authorized representatives of both parties and shall then also be attached to this Agreement.

     2.2 CHANGES TO STATEMENTS OF WORK. Changes in any Statement of Work or in any of the Specifications or Deliverables under any Statement of Work shall become effective only when a written change request is executed by authorized representatives of both parties. All change requests with respect to this Agreement, any Statement of Work, or any Specifications or Deliverables must be accepted by both parties.

     2.3 DEVELOPMENT EFFORT. Each party agrees to use commercially reasonable efforts to undertake and complete development of the Deliverables in accordance with the Milestone Schedule and to timely deliver all the Deliverables. Certain tasks to be undertaken by a party may require information from the other party or completion of certain tasks by the other party prior to a party undertaking its tasks. Each party agrees that any delay in a party meeting the Milestones that is caused by the failure of the other party to timely provide such required information or complete performance shall not constitute a default under this Agreement.

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3.   OWNERSHIP

     3.1 PRE-EXISTING TECHNOLOGY. Each party acknowledges and agrees that, as between the parties, each party is and shall remain the sole and exclusive owner of all right, title, and interest in and to its Pre-Existing Technology, and all associated Intellectual Property Rights, and that this Agreement does not affect such ownership. Each party acknowledges that it acquires no rights under this Agreement to the other party's Pre-Existing Technology other than the limited rights specifically granted in this Agreement.

     3.2 MODIFICATIONS/DERIVATIVE WORKS TO PRE-EXISTING TECHNOLOGY. Each party acknowledges and agrees that, as between the parties, each party is and shall remain the sole and exclusive owner of all right, title, and interest in and to any Derivatives to its Pre-Existing Technology regardless of who created such Derivatives, and all associated Intellectual Property Rights therein and thereto. Each party acknowledges that it acquires no rights under this Agreement to the Derivatives of the other party's Pre-Existing Technology other than the limited rights specifically granted in this Agreement.

     3.3 DEVELOPED TECHNOLOGY. Subject to the ownership rights specified in Sections 3.1 and 3.2 above, each party shall own that portion of the Developed Technology that it solely created. Except in the event that portions of the Developed Technology (a) constitute Derivatives of SDTI Pre-Existing Technology, or (b) are solely created by SDTI, then VeriSign shall be the sole and exclusive owner of the Developed Technology. To the extent that the items in (a) and (b) above are incorporated into the Developed Technology, SDTI shall grant, and hereby does grant, to VeriSign a royalty-free, perpetual and irrevocable, worldwide, non-exclusive license to use, reproduce and distribute such code as part of the Developed Technology. Notwithstanding anything else in this Section 3.3, SDTI acknowledges and agrees that all Developed Technology created by the SDTI personnel on site at VeriSign, as set forth in the initial Statement of Work, and all Intellectual Property Rights therein, shall be owned solely and exclusively by VeriSign.

     3.4 PORTS. In the event that SDTI creates ports of the Developed Technology to new platforms pursuant to SDTI's license rights under
           Section 4.2(a) ("PORTS") and VeriSign agrees to support the Port, then SDTI will promptly provide the Ports to VeriSign in Source Code and Object Code form, and SDTI hereby assigns all Intellectual Property Rights in the Ports to VeriSign.

     3.5 ASSIGNMENT AND FURTHER ASSURANCES. Each party agrees to cooperate with the other party and take all reasonable actions required to vest and secure in such party all ownership rights, including all Intellectual Property Rights, as specified in this Section 3.

4.   LICENSE GRANTS; ACCESS TO TECHNOLOGY

     4.1 SDTI PRE-EXISTING TECHNOLOGY. On the terms and subject to the conditions set forth herein, for the period necessary for VeriSign to have access to SDTI's Pre-Existing Technology in order to accomplish its obligations under this Agreement, SDTI grants to VeriSign a nonexclusive, nontransferable, royalty-free, limited license under SDTI's Intellectual Property Rights in the SDTI Pre-Existing Technology to:

           (a) use, copy and modify SDTI Pre-Existing Technology for internal purposes only and solely to the extent necessary to develop the Developed Technology; and

           (b) incorporate SDTI Pre-Existing Technology to the extent necessary into the Developed Technology for use and distribution by SDTI.

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     4.2   DEVELOPED TECHNOLOGY. [*] Except as expressly permitted herein, SDTI may not (i) disassemble, decompile or reverse engineer the Developed Technology, (ii) use the Developed Technology in any manner to perform service bureau, time sharing, certification authority, or other computer services to third parties or permit End Users to do the same, or (iv) perform or permit any sublicensing or other distribution of the Developed Technology in Source Code form. SDTI's rights in the Developed Technology licensed hereunder shall be limited to those expressly granted in this Agreement.

     4.3   ACCESS TO TECHNOLOGY. [*]

     4.4   TRADEMARKS.

           (a) TRADEMARK LICENSE. During the term of this Agreement, VeriSign hereby grants to SDTI a nonexclusive, nontransferable license to advertise the Product and Developed Technology under the VeriSign trademarks, trade names, logos and/or slogans listed on Exhibit G ("TRADEMARKS") as updated by VeriSign and agreed to in writing by SDTI from time to time. Such use must reference the Trademarks as being owned by VeriSign. The rights granted to SDTI in this license will terminate upon any termination or expiration of this Agreement. Upon such termination or expiration, SDTI will no longer make any use of any Trademarks.

           (b) TRADEMARK OWNERSHIP. SDTI recognizes that VeriSign is the owner of all right, title and interest in the Trademarks. SDTI's use of the Trademarks shall inure to the benefit of VeriSign. SDTI shall not at any time acquire any rights in the Trademarks by virtue of any use it may make of the Trademarks. SDTI shall not during the term of this Agreement, or thereafter, attack the title or any rights of VeriSign in and to the Trademarks or attack the validity of the Trademarks. SDTI shall not register in any country any name or mark resembling or confusingly similar to any of the Trademarks.

           (c) QUALITY STANDARDS. SDTI shall use the Trademarks in accordance with VeriSign's trademark usage guidelines specified in Exhibit G, as amended by VeriSign from time to time and agreed to by SDTI in writing. Upon VeriSign's request, SDTI shall furnish to VeriSign free of cost a reasonable number of each printed item of advertising, packaging, or other promotional material bearing the Trademarks so that VeriSign may monitor SDTI's compliance with the trademark usage guidelines set forth in Exhibit G, as amended by VeriSign from time to time. If any of VeriSign's Trademarks are to be used in conjunction with SDTI's or another party's trademarks, on or in relation to the Product or Developed Technology, then VeriSign's Trademarks shall be presented legibly, but nevertheless separated from the other, so that each appears to be a trademark in its own right, distinct from the other mark.

[*] Confidential treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted form the public filing and have been separately filed with the Securities and Exchange Commission.

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     4.5   OTHER AGREEMENTS BY SDTI.. SDTI may not distribute the Developed
           Technology to any End User unless such End User is subject to an end user license agreement with SDTI that: (i) protects VeriSign's proprietary rights in the Developed Technology to at least the same degree as the terms and conditions of this Agreement; (ii) requires that such End User not reverse engineer, reverse compile or disassemble the object code for the Developed Technology; (iii) requires such End User to comply fully with all applicable laws and regulations in any of its dealings with respect to the Developed Technology; (iv) makes no representations or warranties on behalf of VeriSign; and (v) does not grant any rights to such End User beyond the scope of this Agreement. SDTI will promptly provide VeriSign with reasonable access to such agreements following VeriSign's request.

     4.6 U.S. GOVERNMENT AGENCIES. If SDTI distributes the Developed Technology to any agency of the United States government, SDTI shall require the government to agree that the Developed Technology is "commercial computer software" or "commercial computer software documentation" and that, absent written agreement to the contrary, the government's rights with respect to the Developed Technology are limited by the term of the End User license agreement, pursuant to FAR Section 12.212(a) and/or DFARS Section 27.702-1(a) as applicable.

5.   PROJECT MANAGEMENT AND DELIVERY

     5.1 PROJECT MANAGERS. Each party will appoint a single project manager ("PROJECT MANAGER") and will promptly provide written notification to the other party of the name and contact information for its Project Manager. Each Project Manager will act as the principal liaison between the parties with respect to his or her party's respective performance under this Agreement and will identify to the other party, and provide contact information for, the other individuals responsible for specific tasks hereunder.

     5.2 DELIVERY OF DELIVERABLES ON TARGET DATES. VeriSign shall use its commercially reasonable efforts to deliver to SDTI the Deliverables in accordance with the Milestones set forth on the Statement of Work.

     5.3 DELIVERY OF ERROR CORRECTIONS. During the term of this Agreement and for the period of VeriSign's warranty set forth in Section 13.1 below, VeriSign shall deliver to SDTI any Error Corrections for the Developed Technology promptly upon their development.

     5.4 DELIVERY OF DEVELOPED TECHNOLOGY. Upon completion of the Developed Technology, VeriSign shall deliver it to SDTI for final evaluation and testing pursuant to Section 8.

6.   VERISIGN'S OBLIGATIONS AND DEVELOPMENT UNDERTAKINGS

     6.1 USE OF DEVELOPMENT EQUIPMENT. VeriSign shall not use or permit use of the Development Equipment for any purpose other than development of the Developed Technology. The Development Equipment shall: (i) remain the personal property of SDTI; (ii) be subject to inspection by SDTI upon reasonable notice and during VeriSign's normal business hours; and (iii) be kept free and clear of liens and encumbrances. VeriSign shall use and maintain the Development Equipment in a careful and proper manner and shall be responsible for all loss or damage which occurs while the Development Equipment is in its possession. Upon the termination of the Development Period, VeriSign shall return the Development Equipment to SDTI in good condition, reasonable wear and tear excepted, as may be directed by SDTI (and SDTI shall bear the corresponding freight costs).

     6.2 THIRD PARTY TECHNOLOGY. VeriSign shall obtain and secure the worldwide rights to use and distribute any Third Party Technology that is necessary for the Developed Technology to operate

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           without Non-Conformance and to be used, manufactured and distributed by SDTI pursuant to the terms of this Agreement.

     6.3 TESTING. For so long as VeriSign provides maintenance services pursuant to Section 12.2, VeriSign shall perform and be responsible for the testing and debugging of all releases of the Developed Technology and shall provide to SDTI at no charge all Error Corrections to the Developed Technology. VeriSign shall provide all assistance necessary for SDTI fully to test and evaluate the Developed Technology and each Deliverable to determine whether it substantially conforms to the Specifications, including the Acceptance Criteria.

     6.4 SCHEDULE CHANGES. In the event VeriSign determines that a particular Milestone will likely be missed, it promptly shall give notice to SDTI setting forth in reasonable detail the reason for the anticipated delay, any corrective measures VeriSign intends to undertake and the estimated revised Milestone.

7.   SDTI'S OBLIGATIONS AND RIGHT TO MODIFY SPECIFICATIONS.

     7.1 SUPPORT AND INFORMATION. SDTI will provide any engineering support, technical training and other resources, including SDTI Pre-Existing Technology, reasonably requested by VeriSign to assist VeriSign with a Statement of Work ("RESOURCES"). SDTI shall not be obligated to provide specific Resources or specific levels of any Resource unless agreed in writing by SDTI.

     7.2 DEVELOPMENT EQUIPMENT. SDTI shall provide to VeriSign the Development Equipment listed in Exhibit A. The Development Equipment shall be shipped to VeriSign freight prepaid.

     7.3 SDTI UPDATES. SDTI may, in its sole discretion, update the SDTI Pre-Existing Technology, if any, provided to VeriSign if a new release becomes available during the Development Period, subject to VeriSign's written agreement to any modification to the Specifications necessitated by such new release.

     7.4 CHANGES. If, at any time, SDTI desires to modify the Specifications or the Statement of Work, SDTISDTI shall present a written request to VeriSign describing such modifications using VeriSign's standard Project Change Request Form (each such request is a "CHANGE ORDER"), which VeriSign may approve in its sole discretion. VeriSign will promptly review each such Change Order and determine, in VeriSign's reasonable discretion, whether such Change Order can be accomplished by VeriSign, and whether the performance of such Change Order will increase the costs and/or delay the original schedule for creating the Deliverables. If the parties agree to the Change Order (including without limitation any such increased costs and/or delays estimated by VeriSign), the Change Order will be deemed to amend and become part of the Statement of Work and VeriSign will perform the Consulting Services in accordance with such amended Statement of Work.

     7.5 SDTI'S INTERNAL USE OF CERTIFICATE AUTHORITY ("CA") SERVICES. If and for so long as VeriSign's CA services and products are superior or competitive (at a minimum, in terms of pricing, performance and features) with similar products available in the market, as determined by SDTI in its sole discretion, SDTI will purchase and use VeriSign's CA products and services for its internal use only.

     7.6 To the extent SDTI personnel are provided or take action at VeriSign's site pursuant to this Agreement, such personnel shall be provided solely at SDTI's cost, and upon VeriSign's reasonable request, SDTI shall provide evidence of satisfaction of all state and federal employment laws and worker compensation requirements in connection with such personnel. Such personnel shall, at VeriSign's reasonable request, execute confidentiality agreements containing terms and conditions substantially similar to those in Section 10, and shall agree to

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           abide by all reasonable VeriSign visitor regulations. SDTI understands that VeriSign operates a secure facility and that there are portions of such facility that SDTI's personnel will not be permitted to enter unless entry to such facility is necessary in order to allow SDTI to exercise its rights hereunder. In the event that VeriSign determines that any SDTI personnel has breached a VeriSign visitor regulation, SDTI shall, upon receipt of notice from VeriSign, immediately cause such person to be removed from VeriSign's facility and provide a replacement.

8.  EVALUATION AND ACCEPTANCE/REJECTION OF DEVELOPED TECHNOLOGY

           Unless otherwise stated in the Statement of Work, SDTI shall advise VeriSign in writing within forty five (45) days of receipt of the completed Developed Technology for testing or evaluation whether SDTI accepts or rejects such Developed Technology in accordance with the Acceptance Criteria. In the event that SDTI does not respond in writing within such forty five (45) day period, then the Developed Technology shall be deemed accepted. If SDTI rejects the Developed Technology, then SDTI shall provide to VeriSign a written statement of the reasons for such rejection. Upon rejection, VeriSign shall prepare an Error Correction within twenty (20) business days and resubmit such Developed Technology to SDTI for evaluation pursuant to this Section. In the event the Developed Technology still fails to conform to the Acceptance Criteria after two (2) attempts to correct and resubmit the Developed Technology, the matter shall be escalated to the respective management of the parties for resolution. If the parties cannot reach an agreement in good faith after such executive escalation, either party may pursue whatever remedies it may have under this Agreement, at law or in equity.

9.  LICENSE FEES; ROYALTY PAYMENTS

     9.1 LICENSE FEE. SDTI shall make the nonrefundable license payments to VeriSign in accordance with Exhibit E attached hereto. Additional license fees for subsequent projects shall be as set forth in the applicable Statement of Work.

     9.2 MAINTENANCE AND SUPPORT. In exchange for the receive maintenance and support services and Updates and Enhancements for the Products from VeriSign under Section 12, SDTI will pay VeriSign the nonrefundable amounts specified in Exhibit E for such services.

     9.3 PAYMENT TERMS. SDTI will make all initial payments to VeriSign when specified in Exhibit E. SDTI will make all ongoing payments to VeriSign due under Exhibit E within thirty (30) days after receipt of VeriSign's invoice, unless otherwise set forth in a SOW. Payments made under this Agreement after their due date will incur interest at a rate equal to 1.5% per month or the highest rate permitted by applicable law, whichever is lower.

     9.4 TAXES. All amounts payable under this Agreement are exclusive of all sales, use, value-added, withholding, and other taxes and duties. SDTI will pay all taxes and duties assessed in connection with this Agreement and its performance by any authority within or outside of the U.S., except for taxes payable on VeriSign's net income. VeriSign will be promptly reimbursed by SDTI for any and all taxes or duties that VeriSign may be required to pay in connection with this Agreement or its performance.

     9.5 RECORDS AND AUDITS. SDTI shall keep all proper records and books of account and all proper entries therein relating to its distribution of Products under this Agreement. To the extent that SDTI is to pay ongoing royalties under the terms of the initial or a subsequent SOW, on no less than 30 days' prior written notice and no more than once annually, VeriSign may request that an independent certified public accountant audit the applicable records during regular business hours at SDTI's offices to verify statements rendered hereunder. VeriSign shall bear the expenses of any such audit; provided that if such audit reveals that royalties paid by SDTI for any period are less

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           than 95% of what should have been paid by SDTI, on VeriSign's request, SDTI shall pay the costs of such audit in addition to royalties then due and owing to VeriSign.

10.  CONFIDENTIAL INFORMATION

     10.1 CONFIDENTIAL INFORMATION. VeriSign and SDTI agree and acknowledge that in order to further the performance of this Agreement, they will be required to disclose to each other certain confidential information which will be identified as such in writing or, if disclosed orally, will be reduced to writing within thirty (30) days thereafter ("Confidential Information"). The Developed Technology will be regarded as Confidential Information whether or not it is identified in writing as "Confidential."

     10.2 PROTECTION OF CONFIDENTIAL INFORMATION. The receiving party agrees to protect the confidentiality of the disclosing party's Confidential Information with at least the same degree of care that it utilizes with respect to its own similar proprietary information, including without limitation agreeing:

           (a) Not to disclose or otherwise permit any other person or entity access to, in any manner, the Confidential Information or any part thereof in any form whatsoever, except that such disclosure or access shall be permitted to an employee, agent or contractor of the receiving party requiring access to the Confidential Information in the course of his or her engagement in connection with this Agreement and who has signed and agreement obligating the employee, agent or contractor to maintain the confidentiality of the confidential information of third parties in the receiving party's possession;

           (b) To notify the disclosing party promptly and in writing of the circumstances surrounding any suspected possession, use or knowledge of the Confidential Information or any part thereof at any location or by any person or entity other than those authorized by this Agreement; and

           (c) Not to use the Confidential Information for any purpose other than as explicitly set forth herein.

     10.3 EXCEPTIONS. Nothing in this Section 10 shall restrict the receiving party with respect to information or data, whether or not identical or similar to that contained in the Confidential Information, if such information or data: (a) was rightfully possessed by the receiving party before its received from the disclosing party; (b) is independently developed by the receiving part without reference to the disclosing party's information or data; (c) is subsequently furnished to the receiving party by a third party not under any obligation of confidentiality with respect to such information or data, and without restrictions on use or disclosure; (d) is or becomes available to the general public otherwise than through any act or default of the receiving party; or (e) is required to be disclosed by the receiving party by law or government regulation.

     10.4 INJUNCTIVE RELIEF. Because the unauthorized use, transfer or dissemination of any Confidential Information provided hereunder may diminish substantially the value of such materials and may irreparably harm the disclosing party, if a receiving party breaches the provisions of this Section 10, the disclosing party shall, without limiting its other rights or remedies, be entitled to equitable relief, including but not limited to injunctive relief.

11.  USE OF CONTRACTORS

           Each party may retain third parties ("Contractors") to furnish services to it in connection with the performance of its obligations hereunder and permit such Contractors to have access to the Confidential Information of the other but only to the extent and insofar as reasonably required in connection with the performance of such party's obligations under this Agreement; provided that all such Contractors shall be required by the applicable party to execute a written agreement: (a) sufficient to secure compliance by the Contractors with such party's obligations of confidentiality concerning Confidential Information set forth in Section 10; and (b) acknowledging the Contractor's obligation to assign all work product to such party in connection with performance hereunder.

12.  SUPPORT

     12.1 SUPPORT. Upon payment of the support fees set forth in Exhibit E, VeriSign shall provide the documentation and support to SDTI as set forth on Exhibit F for the Term of this Agreement. Additional or different support and documentation and the corresponding support fee may require for subsequent projects and shall be as set forth in the applicable Statement of Work. Support services hereunder shall commence on the Effective Date, shall extend for a period of three
           (3) years, and shall continue for successive annual terms, which may be terminated by either party upon (60) days notice prior to the end of the then current term. Further, SDTI may terminate the support services set forth herein at any time upon sixty (60) days written notice to VeriSign.

     12.2  MAINTENANCE. [*]

13.  REPRESENTATIONS AND WARRANTIES.

     13.1 WARRANTY RE DEVELOPED TECHNOLOGY. VeriSign represents and warrants to SDTI that (i) each Deliverable hereunder developed by VeriSign will substantially conform to and perform in accordance with the applicable Specifications and Documentation when delivered and (ii) the Developed Technology, when delivered by VeriSign to SDTI, will substantially conform to and perform in accordance with the Specifications and Documentation, be free of material defects in design, both for a period of ninety (90) days following acceptance by SDTI of the applicable Deliverable (the "Warranty Period"). During the Warranty Period, as SDTI's exclusive remedy for breach of the above warranties, VeriSign shall promptly correct all Errors and shall otherwise provide to SDTI, free of charge, the maintenance and support services described in Section 12 above.

     13.2 AUTHORIZATION AND ORIGINALITY. VeriSign represents and warrants that it has the right to enter into this Agreement, and that there exist no prior commitments or other obligations which prevent VeriSign from making all of the grants and undertakings provided for in this Agreement. VeriSign warrants that VeriSign has the right to make the assignments and grant the licenses granted herein. SDTI represents and warrants that it has the right to enter into this Agreement, and that there exist no prior commitments or other obligations which prevent SDTI from making all of the grants and undertakings provided for in this Agreement. SDTI warrants that SDTI has the right to make the assignments and grant the licenses granted herein.

[*] Confidential treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted form the public filing and have been separately filed with the Securities and Exchange Commission.

     13.3 DISCLAIMER. EXCEPT AS PROVIDED IN THIS AGREEMENT, VERISIGN MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE DEVELOPED TECHNOLOGY OR OTHERWISE AND EXPRESSLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. No oral or written information or advice given by VeriSign's employees or representatives which is not contained in this Agreement shall create a warranty or in any way increase the scope of VeriSign's obligations.

     13.4 NO WARRANTY AS TO SDTI PRE-EXISTING TECHNOLOGY. SDTI makes no representation or warranty concerning any SDTI Pre-Existing Technology licensed to VeriSign hereunder. The SDTI Pre-Existing Technology is licensed on an "AS IS" basis and solely for the convenience of VeriSign in performing its obligations hereunder.

14.  LIMITATION OF LIABILITY

           EXCEPT AS SET FORTH IN SECTION 15, VIOLATION OF THE PARTIES' RESPECTIVE INTELLECTUAL PROPERTY RIGHTS, BREACH BY PARTIES OF THEIR RESPECTIVE CONFIDENTIALITY OBLIGATIONS, AND BREACH OF THE SCOPE OF THE LICENSES GRANTED IN SECTION 4.2, (A) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THE PERFORMANCE OF OR ALLEGED FAILURE TO PERFORM THIS AGREEMENT (INCLUDING LOSS OF REVENUE, PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), REGARDLESS OF THE THEORY OF LIABILITY, EVEN IF SUCH PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OCCURRING, AND (B) IN NO EVENT SHALL VERISIGN'S LIABILITY TO SDTI EXCEED THE TOTAL AMOUNTS PAID BY SDTI TO VERISIGN UNDER THIS AGREEMENT.

15.  INTELLECTUAL PROPERTY INDEMNIFICATION

     15.1  SCOPE OF VERISIGN INDEMNIFICATION.

           (a) VeriSign will indemnify, defend and hold SDTI harmless from and against any and all losses, damages, liabilities and expenses (including but not limited to reasonable legal fees, settlement costs, judgments and awards) to the extent resulting from or incurred in connection with any claim or legal proceeding brought against SDTI and based on a claim that a Deliverable, the Developed Technology, or any part thereof, or SDTI's use, manufacture or distribution thereof, infringes any issued United States patent or copyright or misappropriates any trade secret of a third party except to the extent that such claim arises out of (a) any SDTI Pre-Existing Technology or any modification to the Deliverable or Developed Technology made by SDTI or not made by VeriSign; or (b) any combination of the foregoing with Technology not provided or recommended in writing by VeriSign. The remedies set forth in this Section 15.1 shall be SDTI's sole and exclusive remedy, and VeriSign's sole and exclusive obligations with regard to third party claims of intellectual property infringement.

           (b) VERISIGN'S EFFORTS. Should SDTI's use and/or distribution of the Developed Technology be enjoined or become the subject of a claim of infringement, VeriSign shall use all reasonable commercial efforts to either (a) procure for SDTI the right to continue to use and distribute the Developed Technology , as the case may be, or (b) replace or modify the Developed Technology, as the case may be, to make it non-infringing without materially changing the form, fit, operation and function of the Developed Technology. If none of such alternatives is reasonably possible, then the use and distribution of the particular Developed Technology may be terminated at the option of VeriSign without further obligation or liability except as otherwise provided herein. In the event of such termination, VeriSign shall refund to SDTI any and all monies paid by SDTI with respect to such Developed Technology less depreciation for use on a straight line basis amortized over _____ years.

           (c) CONDITIONS TO INDEMNIFICATION. The foregoing indemnity is conditioned on (i) prompt written notice by SDTI of any claim or proceeding subject to indemnity; (ii) VeriSign's sole control of the defense and settlement of any claim under this Section and
                (iii) all reasonable cooperation and assistance by SDTI party in the defense and settlement of such claim at VeriSign's expense.

     15.2 SCOPE OF SDTI INDEMNIFICATION. Subject to Section 15.1, SDTI shall defend, indemnify and hold VeriSign harmless from any and all damages, liabilities, costs and expenses (including but not limited to attorney's fees) incurred by VeriSign arising out of (i) claims described in items (a) and (b) of Section15.1(a), or (ii) any acts or omissions of SDTI in connection with their activities under this Agreement. As a condition to such defense and indemnification, VeriSign will provide SDTI with prompt written notice of the claim, the opportunity to assume the defense of the claim at SDTI's expense, and information and assistance, at SDTI's expense, in connection therewith.

16.  TERM AND TERMINATION

     16.1 TERM OF AGREEMENT. This Agreement shall commence on the Effective Date and continue in perpetuity unless terminated as set forth below (the "Term").

     16.2 TERMINATION FOR CAUSE. If either party commits a material breach of the terms and conditions of this Agreement, the other party may terminate this Agreement upon forty-five (45) days' prior written notice to the defaulting party describing in reasonable detail such breach unless, within such forty-five (45)day period after receipt of such Notice, all breaches specified therein shall have been remedied.

     16.3 TERMINATION FOR INSOLVENCY EVENT. To the fullest extent permitted by law, this Agreement may be terminated at the option of the terminating party upon written notice to the other party upon the occurrence of any of the following events with respect to the other party: (i) a receiver is appointed for such party or its property;
           (ii) such party makes a general assignment for the benefit of its creditors; (iii) such party commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor's relief law, which proceedings are not dismissed within sixty (60) days; or (iv) such party is liquidated or dissolved.

     16.4 SURVIVAL OF RIGHTS AND OBLIGATIONS UPON TERMINATION. The provisions of Sections 3, 4.2, 4.3, 10, 12, 13, 14, 15, 16, and 17 shall survive any expiration or termination of this Agreement.

     16.5 RETURN OF MATERIALS UPON TERMINATION. Upon termination or expiration of this Agreement, all materials containing the SDTI Pre-Existing Technology or Confidential Information of SDTI shall be returned promptly to SDTI or destroyed and certified as same by an officer of VeriSign. Unless otherwise provided in this Agreement, upon termination of this Agreement, all materials containing the VeriSign Pre-Existing Technology, Developed Technology, and VeriSign Proprietary Information of VeriSign shall be returned promptly to VeriSign or destroyed and certified as same by an authorized representative of SDTI.

17.  MISCELLANEOUS

     17.1 FORCE MAJEURE. Neither party shall be liable to the other (except for failure to pay) for delays or failures in performance resulting from causes beyond the reasonable control of that party, including but not limited to acts of God, labor disputes or disturbances, material shortages or rationing, riots, acts of war, governmental regulations, communication or utility failures or casualties.

     17.2 ASSIGNMENT. SDTI may not assign or otherwise transfer this Agreement, or any of its rights or obligations under this Agreement to a third party without the prior written consent of VeriSign. .

     17.3 RELATIONSHIP OF PARTIES. The parties are independent contractors under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither party shall act in a manner which expresses or implies a relationship other than that of independent contractor or binds the other party.

     17.4 WAIVER OR DELAY. Waiver of any term, condition or provision of this Agreement, or a delay in the enforcement of any right hereunder, shall not be construed as a waiver of any other term, condition, or provision, nor shall such waiver be deemed a waiver of any subsequent breach thereof.

     17.5 SEVERABILITY. If any term or provision of this Agreement is found to be invalid under any applicable statute or rule of law then, that provision notwithstanding, this Agreement shall remain in full force and effect and such provision shall be deemed omitted.

     17.6 BENEFICIARIES. This Agreement is made for the benefit of the parties hereto and not for the benefit of any third parties.

     17.7 GOVERNING LAW AND JURISDICTION. Any action related to this Agreement will be governed by California law and controlling U.S. federal law. No choice of law rules of any jurisdiction will apply. Any action brought hereunder shall be brought exclusively in the United States District Court for the Northern District of California, San Jose Branch, or the California Superior Court for the County of Santa Clara, as applicable.

     17.8 ATTORNEYS' FEES. In addition to any other relief, the prevailing party in any action arising out of this Agreement shall be entitled to attorneys' fees and costs.

     17.9 NOTICES. Any notices required or permitted to be given pursuant to this Agreement shall be in writing, and may be personally delivered, telecopied (with confirmation by recognized overnight courier), or sent by recognized overnight courier to the addresses set forth on the first page of this Agreement or to such other address as may be specified from time to time by notice in writing. Any such notice shall be deemed to have been given when received.

     17.10 HEADINGS. Headings used in this Agreement are for ease of reference only and shall not be used to interpret any aspect of this Agreement.

     17.11 ENTIRE AGREEMENT. This Agreement, together with its Exhibits, is the parties' entire understanding and agreement with respect to its subject matter and supersedes (a) all prior or contemporaneous oral or written communications, proposals, understandings, and representations with respect to its subject matter; and (b) any conflicting terms of any quote, order, acknowledgment, or similar communication between the parties. This Agreement may not be modified or amended, in whole or in part, except in a writing executed by duly authorized representatives of each party.

     17.12 COMPLIANCE WITH EXPORT LAWS SDTI shall not export, directly or indirectly, the Developed Technology or other materials or information provided by VeriSign hereunder, to any country for which the United States or any other relevant jurisdiction requires any export license or other governmental approval at the time of export without first obtaining such license or approval.

     17.13 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be an original and together which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


SECURITY DYNAMICS                       VERISIGN, INC.
TECHNOLOGIES, INC. ("SDTI")             ("VeriSign")

By: /s/ Marian O'Leary                  By: /s/ Dana L. Evan
    ----------------------------            ---------------------------

Name: Marian O'Leary                    Name: Dana L. Evan
      --------------------------              -------------------------

Title: Chief Financial Officer          Title: Chief Financial Officer
       -------------------------               ------------------------

                                   EXHIBIT A

                             DEVELOPMENT EQUIPMENT

                               [TO BE COMPLETED]
--------------------------------------------------------------------------------

                                   EXHIBIT B

                                SPECIFICATIONS

                               [TO BE COMPLETED]
--------------------------------------------------------------------------------

                                   EXHIBIT C

                               STATEMENT OF WORK

                               [TO BE COMPLETED]
--------------------------------------------------------------------------------

                                   EXHIBIT D

                              THIRD PARTY TECHNOLOGY

                               [TO BE COMPLETED]
--------------------------------------------------------------------------------

                                   EXHIBIT E

                         LICENSE AND ROYALTY PAYMENTS


1. LICENSE FEE. SDTI shall pay to VeriSign an initial license fee of U.S. [*] for the Developed Technology as more particularly described in the Statement of Work dated ______ , 1997. Such license fee shall be payable as follows:

DELIVERABLE  DATE                                                   PAYMENT [*]
Execution of Agreement
Per Achievement of Milestones set forth in the Statement of Work
     TOTAL

2.   SUPPORT FEE:  Support for the Developed Technology as set forth in Section
12.1 of the Agreement shall be provided by VeriSign without charge for a period of six (6) months from the Effective Date. Thereafter, SDTI shall pay VeriSign a support fee of [*] per month.

3. MAINTENANCE FEE: Maintenance services as set forth in Section 12.2 of the Agreement shall be provided by VeriSign without charge for a period of twelve
(12) months from the Effective Date. Thereafter, SDTI shall pay VeriSign an annual support fee of [*], payable upon the anniversary of the Effective
Date.

________________________
[*] Confidential treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted form the public filing and have been separately filed with the Securities and Exchange Commission.

                                   EXHIBIT F

                                    SUPPORT

                               [TO BE COMPLETED]

                                   EXHIBIT G

                        LOGO AND TRADEMARK USAGE GUIDE

VeriSign encourages its customers and partners to use VeriSign logos and trademarks on customer and partner product data sheets, packaging, Web pages and advertising - but it is important to use them properly.

When using VeriSign trademarks and service marks in ads, product packaging, documentation or collateral materials, be sure to use the correct trademark designator: (SM) for claimed or pending servicemarks, O for claimed or pending trademarks, and (R) for registered trademarks. VeriSign trademarks and their correct designators are depicted below. To ensure proper usage, please allow VeriSign's Corporate Marketing department to review any materials using or mentioning VeriSign trademarks prior to general release.

Using these VeriSign logos does not require prior written permission; in fact, we encourage you to use them on your product packaging, Web pages and marketing collateral. However, text of written materials which mention VeriSign services and/or products should be reviewed by VeriSign's Corporate marketing department at the draft stage.

VeriSign updates its Logo and Trademarks Usage Guide--available at http://www.VeriSign.com/about/logosmtm.html on a regular basis and will distribute the information to its customers and partners. This information will also be located on the VeriSign Web site and updated often.

Logos/Marks (see the website for actual logos):
VeriSign(TM)
Digital ID(SM)
Digital ID Partner(SM)
Digital ID Center(SM)
Authentic Site(TM)

                                       17